UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The annual meeting of shareholders (the “Annual Meeting”) of National Storage Affiliates Trust (the “Company”) was held on May 26, 2016, at which 21,893,210 of the Company's 23,023,841 common shares of beneficial interest, par value $0.01 per share (the "Shares"), issued and outstanding were represented in person or by proxy representing approximately 95.09% of the issued and outstanding Shares of the Company entitled to vote.

(b)    At the Annual Meeting, the Company’s shareholders (1) elected the eight trustees below to serve on the Company’s board of trustees until the Company’s 2017 annual meeting of shareholders or until their respective successors are duly elected and qualify and (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposals are described in detail in the Company’s 2016 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i)    The voting results with respect to the election of each trustee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Arlen D. Nordhagen	17,985,778	589,964	3,317,468
George L. Chapman	17,740,794	834,948	3,317,468
Kevin M. Howard	17,479,078	1,096,664	3,317,468
Paul W. Hylbert, Jr.	18,201,438	374,304	3,317,468
Chad L. Meisinger	17,741,204	834,538	3,317,468
Steven G. Osgood	17,516,056	1,059,686	3,317,468
Dominic M. Palazzo	18,201,774	373,968	3,317,468
Mark Van Mourick	17,479,137	1,096,605	3,317,468

 (ii)    The voting results with respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,855,730	11,910	25,570	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: June 1, 2016